EXHIBIT 23.1

Consent of Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2004, relating to the financial statements and financial statements schedules, which appears in Emisphere Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

July 7, 2004